SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 12, 2006

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (253) 850-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant.

As described in Items 4.01 (a) and (b) below, Flow International Corporation (the “Company”) has dismissed PricewaterhouseCoopers (“PWC”) as the Company’s independent registered public accounting firm (“IRPAF”), effective January 12, 2006. As described below, the change in IRPAF is not the result of any disagreement with PWC.

Item 4.01 (a) Previous IRPAF

(a) Information required by Item 304(a)(1) of Regulation S-K

(i)	On January 12, 2006, the Company dismissed PWC as its IRPAF.

(ii)	The reports of PWC on the consolidated financial statements as of and for the years ended April 30, 2005 and 2004 (“fiscal 2005” and “fiscal 2004,” respectively) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	The Company’s Audit Committee made the decision to change its IRPAF, acting under authority delegated to it by the Board of Directors of the Company.

(iv)	During the fiscal years ended April 30, 2005 and 2004 and through January 12, 2006, there have been no disagreements with PWC on any matter of accounting principles or procedures, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would cause them to make reference thereto in their reports on the financial statements for such years.

(v)	During the fiscal years ended April 30, 2005 and 2004 and through January 12, 2006, except as noted in this paragraph, there have been no “Reportable Events” (as defined in Regulation S-K, Item 304(a)(1)(v)). In December 2004, in connection with the restatement of the Company’s fiscal 2004, 2003 and 2002 financial statements, and in November 2005, in connection with our restatement of the Company’s fiscal 2005 and 2004 financial statements, PWC reported to management and to the Audit Committee material weaknesses in internal control over financial reporting. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management agrees with and has responded to the Audit Committee with plans to remediate the material weaknesses communicated by PWC. Remediation of these material weaknesses is ongoing.

The material weaknesses in the Company’s internal control over financial reporting are as follows:

•

The Company did not maintain effective controls over the financial reporting process due to an insufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with its financial reporting requirements and the complexity of the Company’s operations and transactions. Specifically, the Company incorrectly applied generally accepted accounting principles for (i) the impairment of goodwill, (ii) the classification of deferred tax balances, (iii) the valuation of anti-dilution warrants, (iv) the accrual of costs on contracts and balance sheet presentation of accounts receivable and cash receipts relating to contracts accounted for using the percentage-of-completion method and (v) leases with rent escalation clauses, affecting receivables, deferred income taxes, prepaid expenses, goodwill, other accrued liabilities, other long-term liabilities, customer deposits, minority interest, capital in excess of par, cost of sales, general and administrative expenses, impairment charge, interest expense and other (expense) income. This material weakness contributed to the material weakness discussed below.

•	The Company did not maintain effective controls to ensure there is adequate (i) analysis, documentation, reconciliation and review of accounting records, and supporting data, and (ii) monitoring and oversight of the work performed by accounting and financial reporting personnel to ensure the accuracy and completeness of the consolidated financial statements in accordance with generally accepted accounting principles. Specifically, the Company did not have effective controls designed and in place over the consolidation of the financial statements of subsidiaries, the reconciliation of inter-company accounts, the valuation of anti-dilution warrants, the accrual of costs on contracts and balance sheet presentation of accounts receivable and cash receipts relating to contracts accounted for using the percentage-of-completion method, the classification of technical service expenses and the accounting for performance based equity awards, affecting receivables, prepaid expenses, other accrued liabilities, customer deposits, capital in excess of par, cost of sales, marketing expense, research and engineering, general and administrative expense and interest expense.

These control deficiencies resulted in the restatement of the Company’s consolidated financial statements for the years ended April 30, 2005, 2004 and 2003, each of the quarters in 2004 and 2003 and the fourth quarter of 2005. Additionally, each of these control deficiencies could result in a material misstatement of the aforementioned account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that each of the above control deficiencies represents a material weakness.

The Company’s management and Audit Committee have dedicated significant resources to assessing the underlying internal control deficiencies giving rise to the restatements and to ensure that proper steps have been and are being taken to improve our internal control over financial reporting. The Company has assigned the highest priority to the correction of these deficiencies and has taken and will continue to take action to fully correct them. Management is committed to instilling strong control policies and procedures and ensuring that the ‘tone at the top’ is committed to accuracy and completeness in all financial reporting. The remedial measures include the following:

•	Insufficient compliment of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles.

The Company has filled several positions in the corporate accounting and finance department with newly hired staff, including a financial planner, assistant controller and senior accountant. The Company has not completed the hiring process at corporate as we continue to assess our staffing needs. During August 2005, the Company hired a technical accounting manager to ensure compliance with all current and future accounting rules. Prior to that date the existing staff was addressing the Company’s application of technical accounting literature. The Company will continue to assess staffing needs at both corporate and subsidiaries, and has identified the need for additional staff in the areas of accounting supervision and financial analysis. The Company applied additional resources and time to improve the appropriateness and documentation of its conclusions on technical accounting issues. This will be enhanced with the addition of a technical accounting manager and other planned additions.

•	Lack of effective controls to ensure adequate analysis, documentation, reconciliation and review of accounting records.

•	Lack of effective controls to ensure adequate monitoring and oversight of work period by accounting and financial reporting personnel.

The Company engaged a financial consulting firm to assist in both detail reconciliation work, as well as reviewing current processes and controls and assistance in the development of prospective processes and controls over the inter-company reconciliation process. The Company created a standardized template used in the reconciliation of all our inter-company accounts. These reconciliations are reviewed for accuracy and completeness by our Chief Financial Officer. Additionally, the Company created a new template for use in generation of our Statement of Cash Flows. The Company has modified its monthly divisional close checklist to ensure all required reconciliations are completed, as well as help ensure adherence to corporate policies and procedures. The Company has begun to improve the documentation of its accounting policies and procedures to ensure that all transactions are recorded consistently and with the appropriate level of documentation. As is described in the above paragraph, the Company still needs to hire additional experienced staff to provide enhanced review, analysis and documentation of accounting transactions and of the consolidated financial statements.

The implementation of the initiatives described above, are among the Company’s highest priorities. The Audit Committee will continually assess the progress and sufficiency of these initiatives and make adjustments as and when necessary. As of the date of this report, management believes that the plan outlined above, when completed, will eliminate the material weaknesses in internal control over financial reporting as described above.

The Company has authorized PWC to respond fully to the inquiries of the successor IRPAF concerning the subject matter of each of such material weaknesses.

(vi)	The Company has furnished PWC with a copy of the foregoing disclosure and asked that PWC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated January 17, 2006, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter from PricewaterhouseCoopers to the Securities and Exchange Commission dated January 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/S/ DOUGLAS P. FLETCHER
Douglas P. Fletcher
Chief Financial Officer